EX-99.14.a

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Representations and Warranties by Delaware Group Equity Funds III” and “Representations and Warranties by Voyageur Mutual Funds III” in Exhibit A to the Proxy Statement/Prospectus included in this Registration Statement (Form N-14) of Voyageur Mutual Funds III, relating to the reorganization of the Delaware Growth Equity Fund, a series of Delaware Group Equity Funds III, into Delaware Select Growth Fund, a series of Voyageur Mutual Funds III, the references to our firm under the captions "Financial Highlights" in the Delaware Select Growth Fund Prospectuses (Institutional Class and Class A, B, C and R) dated August 28, 2009, incorporated by reference in this Registration Statement, the reference to our firm under the caption “Financial Statements” in the Voyageur Mutual Funds III Statement of Additional Information dated August 28, 2009, incorporated by reference in this Registration Statement, the references to our firm under the captions “Financial Highlights” in the Delaware Growth Equity Fund Prospectuses (Institutional Class and Class A, B, C and R) dated October 28, 2009, incorporated by reference in this Registration Statement, the reference to our firm under the caption “Financial Statements” in the Delaware Group Equity Funds III Statement of Additional Information dated October 28, 2009, incorporated by reference in this Registration Statement, the incorporation by reference of our report on Delaware Select Growth Fund dated June 17, 2009, included in the 2009 Annual Report to shareholders, and the incorporation by reference of our report on Delaware Growth Equity Fund (formerly known as Delaware American Services Fund) dated August 19, 2009, included in the 2009 Annual Report to shareholders.

/s/ ERNST & YOUNG LLP

Ernst & Young LLP
Philadelphia, Pennsylvania
May 26, 2010